UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2014

Dana Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3939 Technology Drive, Maumee, Ohio 43537

(Address of principal executive offices) (Zip Code)

(419) 887-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 16, 2014, Dana Holding Corporation (“Dana”) completed its previously announced tender offer (the “Tender Offer”) to purchase up to $360,000,000 aggregate principal amount of its 6.500% Notes due 2019 (the “Notes”), which expired pursuant to its terms at 12:00 midnight, New York City time, at the end of Monday, December 15, 2014 (the “Expiration Time”). Dana received valid tenders from the holders of an aggregate principal amount of $344,590,000 of Notes, constituting approximately 86.15% of the outstanding Notes, by the Expiration Time, of which an aggregate principal amount of $1,025,000 was tendered following the early tender time of 5:00 p.m. New York City time on Thursday, December 4, 2014 (the “Early Tender Time”) but prior to the Expiration Time. On December 16, 2014, Dana accepted for payment and purchased all of the Notes validly tendered following the Early Tender Time and prior to the Expiration Time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA HOLDING CORPORATION

Date: December 16, 2014	By:	/s/ Marc S. Levin
	Name:	Marc S. Levin
	Title:	Senior Vice President, General Counsel and Secretary